Exhibit 15(b)

                                                                    CONFIDENTIAL

                           BLACKROCK INVESTMENTS, INC.

                                 Code of Ethics

I.    INTRODUCTION

      The purpose of this Code of Ethics (the "Code") is to prevent Access Persons (as defined below) of BlackRock Investments, Inc. ("BII") from engaging in any act, practice or course of business prohibited by paragraph (b) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). This Code is required by paragraph
      (c) of the Rule.

      Access Persons (as defined below) of BII, the principal underwriter of the BlackRock open-end and certain continuously offered closed-end funds (each a "Fund" and collectively, the "Funds"), in conducting their personal securities transactions, owe a fiduciary duty to the shareholders of the Funds. The fundamental standard to be followed in personal securities transactions is that Access Persons may not take inappropriate advantage of their positions. All personal securities transactions by Access Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Access Person's interest and the interests of the Funds, or any abuse of an Access Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a Fund's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of the Fund. While this Code is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations and, in this regard, Access Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein.

II.   DEFINITION

      In order to understand how this Code applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code is necessary. Those key terms and concepts are:

            1. "Access Person" means any director, officer or employee of BII. A list of BII's Access Persons is attached as Appendix 1 to this Code and will be updated from time to time.

            2. "Beneficial ownership" has the meaning set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

            3. "BlackRock" means affiliates of BlackRock, Inc. that act as investment adviser and sub-adviser to the Funds.

            4. "Board" means, collectively, the boards of directors or trustees of the Funds.

            5. "AEITP" means the Advisory Employee Investment Transaction Policy adopted by BlackRock and approved by the Board.

            6. "Control" has the meaning set forth in Section 2(a)(9) of the 1940 Act.

            7. "Covered Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include: direct obligations of the U.S. Government; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term


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            debt instruments, including repurchase agreements; and shares issued
            by  registered   open-end  investment   companies.   A  high-quality
            short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

            8. "Independent Director" means a director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of
            Section 2(a)(19) of the 1940 Act.

            9.

            10.  "IPO"  means an  offering of  securities  registered  under the
            Securities Act of 1933, (the "1933 Act") the issuer or which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

            11. "Limited Offering" means an offering exempt from registration under the 1933 Act pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under the 1933 Act.

            12. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

            13. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

III.  RESTRICTIONS APPLICABLE TO DIRECTORS, OFFICERS AND EMPLOYEES OF BII

            1. All Access Persons of BII shall be subject to the restrictions, limitations and reporting responsibilities set forth in the AEITP as if fully set forth herein.

            2. Persons subject to this Section III shall not be subject to the restrictions, limitations and reporting responsibilities set forth in Sections IV. and V. below. In particular, an Access Person of BII who is also and access person of BlackRock's investment advisory companies need not make a separate report under this Code to the extent the information would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940, as amended ("Advisers Act").

IV.   PROHIBITIONS; EXEMPTIONS

            1.    Prohibited Purchases and Sales

                  A. No Access Person may purchase or sell, directly or indirectly, any Covered Security in which that Access Person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Access Person at the time of such purchase or sale:

                        (1) is being considered for purchase or sale by a Fund; or

                        (2)   is being purchased or sold by a Fund.

            2.    Exemptions from Certain Prohibitions

                  A. The prohibited purchase and sale transactions  described in
                  IV.1. above do not apply to the following personal securities transactions:

                        (1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                        (2) purchases or sales which are non-volitional on the part of either the Access Person or a Fund;


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                        (3)   purchases which are part of an automatic  dividend
                              reinvestment plan (other than pursuant to a cash purchase plan option);

                        (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

                        (5) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

                        (6) any purchase or sale which the Chief Compliance Officer ("CCO") of BII or his designee approves on the grounds that its potential harm to the Fund is remote.

            3. Prohibited Recommendations

            An Access Person may not recommend the purchase or sale of any Covered Security to or for a Fund without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

                  A. any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

                  B. any contemplated purchase or sale by such person of a Covered Security;

                  C. any position with such issuer or its affiliates; or

                  D. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

            4. Pre-Approval of Investments in Initial Public Offerings or Limited Offerings

            No Access Person shall purchase any security (including, but not limited to, any Covered Security) issued in an initial public offering ("IPO") or a Limited Offering unless the CCO of BII approves the transaction in advance. The CCO of BII shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.

V.    REPORTING

      1.    Initial Holdings Reports

      No later than ten days after a person becomes an Access Person, he or she must report to BII the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

            A. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            B. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and


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            C. the date that the report is submitted by the Access Person.

      2.    Quarterly Reporting

            A. Every Access Person shall either report to the CCO of BII the information described in paragraphs B and C below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.

            B. Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

                  (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3)   the price at which the transaction was effected;

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

                  (5) the date that the report is submitted by the Access Person; and

                  (6) a description of any factors potentially relevant to an analysis of whether the Access Person may have a conflict of interest with respect to the transaction, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by a Fund.

            C. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, no later than 30 days after the end of a calendar quarter, an Access Person shall provide a report to the CCO of BII containing the following information:

                  (1) the name of the broker, dealer or bank with whom the Access Person established the account;

                  (2)   the date the account was established; and

                  (3)   the date that the  report  is  submitted  by the  Access
                        Person.

            D. If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, not later than 30 days after the end of that calendar quarter, provide a written representation to that effect to the CCO of BII.

      3.    Annual Reporting

            A. Every Access Person shall report to the CCO of BII the information described in paragraph B below with respect to transactions in any Covered Security in which the Access Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.


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            B. Annually,  the following  information  (which information must be current as of a date no more than 45 days before the report is submitted):

                  (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (3)   the date that the  report  is  submitted  by the  Access
                        Person.

      4.    Exceptions to Reporting Requirements

            A. An Access Person is not required to make a report otherwise required under Sections V.1., V.2. and V.3. above with respect to any transaction effected for any account over which the Access Person does not have any direct or indirect influence or control; provided, however, that if the Access Person is relying upon the provisions of this Section 4(A) to avoid making such a report, the Access Person shall, not later than 30 days after the end of each calendar quarter, identify any such account in writing and certify in writing to the CCO of BII that he or she had no direct or indirect influence over any such account.

            B. An Access Person is not required to make a report otherwise required under Section V.2. above with respect to transactions effected pursuant to an Automatic Investment Plan.

      5.    Annual Certification

            A. All Access Persons are required to certify that they have read and understand this Code and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this Section V.5.A. is attached to this Code as Appendix 2.

            B. BII shall prepare an annual report to the Board to be presented to the Board each year and which shall:

                  (1) summarize existing procedures concerning personal investing, including preclearance policies and the monitoring of personal investment activity after preclearance has been granted, and any changes in the procedures during the past year;

                  (2) describe any issues arising under this Code or procedures since the last report to the Board including, but not limited to, information about any material violations of this Code or procedures and the sanctions imposed during the past year;

                  (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code, evolving industry practice or developments in applicable laws and regulations;


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                  (4)   contain  such  other   information,   observations   and
                        recommendations as deemed relevant by BII; and

                  (5) certify that such BII has adopted this Code with procedures reasonably necessary to prevent Access Persons from violating the provisions of Rule 17j-1(b) or this Code.

      6.    Notification of Reporting Obligation and Review of Reports

      Each Access Person shall receive a copy of this Code and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion to BII's CCO who shall review such reports.

      7.    Miscellaneous

            A. Any report under this Code may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

VI.   RECORDKEEPING REQUIREMENTS

      BII shall maintain, at its principal place of business, records in the manner and to the extent set out below, which records shall be available for examination by representatives of the Securities and Exchange Commission (the "SEC").

            1. As long as this policy is in effect, a copy of it (and any version thereof that was in effect within the past five years) shall be preserved in an easily accessible place.

            2. The following records must be maintained in an easily accessible place for five years after the end of the fiscal year in which the event took place:

                  A. a record of any violation of this Code, and of any action taken as a result of the violation;

                  B. a record of all persons, currently or within the past five years, who are or were required to make reports under Section IV., or who are or were responsible for reviewing these reports; and

                  C. a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under Section IV.4.

            3. The following records must be maintained for five years after the end of the fiscal year in which the event took place, the first two years in an appropriate and easily accessible place:

                  A. a copy of each report made by an Access Person pursuant to this Code; and

                  B. a copy of each annual report submitted by BII to the Board.

VII.  CONFIDENTIALITY

      No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of BII) any information regarding securities transactions by a Fund or consideration by a Fund or BlackRock of any such securities transaction.

      All information obtained from any Access Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the SEC or any other regulatory or self-regulatory organization to the extent required by law or regulation.


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VIII. SANCTIONS

      Upon discovering a violation of this Code, BII's CCO may impose any sanctions he deems appropriate, including a letter of censure, the suspension or termination of any director, officer or employee of BII, or the recommendation to the employer of the violator of the suspension or termination of the employment of the violator.

      Dated: August, 2008


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                                                                      Appendix 1

The following are "Access Persons" for purposes of the foregoing Code of Ethics:

               Name                                  Title
               ----                                  -----

      Each Director of BII

      Each Officer of BII

      Each employee of BII


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                                                                      Appendix 2

                   BLACKROCK INVESTMENTS, INC. CODE OF ETHICS

                            ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of BlackRock Investments, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.

      Please sign your name here:        ___________________________

      Please print your name here:       ___________________________

      Please date here:                  ___________________________

Please sign two copies of this Certification Form, return one copy to Mr. Steven Hurwitz, c/o BlackRock Investments, 40 East 52nd Street, New York, NY 10022, and retain the other copy, together with a copy of the Code of Ethics, for your records.


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